UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

THOUGHTWORKS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40812	82-2668392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, 25th Floor

Chicago, Illinois 60601

City, State Zip Code

(312) 373-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2024, Thoughtworks Holding, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tasmania Midco, LLC, a Delaware limited liability company (“Parent”), and Tasmania Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”). Parent and Merger Sub are affiliates of Turing EquityCo II L.P. (the “Significant Company Stockholder”), the holder of a majority of the issued and outstanding shares of common stock, par value $0.001, of the Company (“Company Common Stock”) and an affiliate of certain investment funds advised by Apax Partners LLP.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”) comprised solely of members of the Board who are independent of Parent, Merger Sub and their respective affiliates, has unanimously, (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than (i) the Significant Company Stockholder, (ii) Apax Partners LLP and its investment fund affiliates and portfolio companies majority owned by such investment fund affiliates with respect to which Apax Partners LLP has the right to vote or direct the voting of shares of Company Common Stock held by such portfolio companies, (iii) those members of the Board who are employees of Apax Partners LLP or one of its investment fund affiliates and (iv) any holder of shares of Company Common Stock that is a party to a written agreement requiring all or a portion of its shares of Company Common Stock to be transferred, contributed or delivered to Parent or any of its affiliates in exchange for equity interests in Parent or any of its affiliates) (the “Unaffiliated Stockholders”) and (b) recommended that the Board take the actions described below.

The Board, acting upon the recommendation of the Special Committee, has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, all holders of Company Common Stock (the “Company Stockholders”), including the Unaffiliated Stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions contained therein, (d) directed that the adoption of the Merger Agreement be submitted to the Company Stockholders for their adoption by written consent in lieu of a meeting, and (e) recommended that the Company Stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (“Delaware Law”).

Following the execution of the Merger Agreement, on August 5, 2024, the Significant Company Stockholder, which holds approximately 61.2% of the issued and outstanding shares of Company Common Stock, executed a stockholder written consent approving and adopting the Merger Agreement and the transactions contemplated thereby. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

If the Merger is consummated, the shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than such shares (a) owned directly or indirectly by Parent or Merger Sub or (b) held by Company Stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised (and not withdrawn) their statutory right of appraisal in respect of such shares in accordance with Delaware Law) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.40, without interest thereon (the “Per Share Price”), less any applicable tax withholdings.

Treatment of Equity Awards

Pursuant to the Merger Agreement, except as otherwise explicitly agreed in writing by the parties or between Parent and the holder of the applicable Company equity award, at the Effective Time, the Company’s outstanding equity awards will be treated as follows:

●	Each option to purchase shares of Company Common Stock (a “Company Option”) that is vested, outstanding and unexercised immediately prior to the Effective Time (a “Vested Company Option”) will be cancelled, with the holder of such Company Option becoming entitled to receive an amount in cash, less any applicable tax withholdings, equal to (a) the excess of the Per Share Price over the per share exercise price of such Vested Company Option, multiplied by (b) the number of shares of Company Common Stock covered by such Vested Company Option immediately prior to the Effective Time.

●	Each outstanding Company Option that is not a Vested Company Option (an “Unvested Company Option”) will be cancelled and converted into the contingent right to receive an aggregate amount in cash, without interest and less applicable tax withholdings, equal to (a) the excess, if any, of the Per Share Price over the per share exercise price of such Unvested Company Option, multiplied by (b) the number of shares of Company Common Stock covered by such Unvested Company Option immediately prior to the Effective Time, which cash amount shall generally remain subject to the same vesting schedule applicable to the related Unvested Company Option, including any acceleration of vesting provisions.

●	Each outstanding Company Option that has a per share exercise price that is equal to or greater than the Per Share Price, whether vested or not, will be cancelled for no consideration as of the Effective Time.

●	Each award of Company restricted stock units (a “Company RSU Award”) that is vested and outstanding immediately prior to the Effective Time but not yet settled will be cancelled, with the holder of such Company RSU Award becoming entitled to receive an amount in cash, less any applicable tax withholdings, equal to (a) the Per Share Price multiplied by (b) the number of shares of Company Common Stock covered by such Company RSU Award. Any outstanding and unvested Company RSU Award that is scheduled to vest on or before November 18, 2024 (the “November 2024 RSUs”) will accelerate and vest immediately prior to the Effective Time.

●	Each Company RSU Award and each award of Company performance stock units (a “Company PSU Award”), in each case, that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms, will be assumed by Parent and converted into the contingent right to receive an amount in cash, without interest and less applicable tax withholdings (a “Converted Stock Unit Cash Award”), equal to (a) the Per Share Price, multiplied by (b) the number of shares of Company Common Stock covered by such Company equity award immediately prior to the Effective Time (with the number of shares of Company Common Stock subject to any Company PSU Award determined assuming achievement of target-level performance). After giving effect to the accelerated vesting of November 2024 RSUs described above, the vesting conditions applicable to the Converted Stock Unit Cash Awards converted from Company RSU Awards will be modified so that 50% of such Converted Stock Unit Cash Awards (on an individual-by-individual basis) will vest on each of the first and second anniversaries of the date of the closing of the Merger. The Converted Stock Unit Cash Award will otherwise continue to vest on the same schedule and conditions as applied to the applicable Company equity award and will otherwise remain subject to the same terms and conditions as applied to the corresponding Company RSU Award or Company PSU Award, as applicable, immediately prior to the Effective Time, including any acceleration of vesting provisions and any performance-based vesting conditions (as may be adjusted or modified by Parent in connection with the transactions), and including payment above target for performance above the target performance-level consistent with the terms of the applicable Company equity award (provided, that, each Converted Stock Unit Cash Award that was a Company PSU Award subject to relative TSR vesting conditions will instead be treated as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of the Merger Agreement).

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants (a) to use reasonable efforts to carry on its business in the ordinary course of business, consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (b) not to engage in certain specified actions during that period unless (i) disclosed in the disclosure letter delivered by the Company to Parent concurrently with execution of the Merger Agreement; (ii) approved in advance by Parent or (iii) required by applicable law and (c) providing for customary “no-shop”  restrictions under which the Company and its representatives are generally prohibited from soliciting Acquisition Proposals (as defined in the Merger Agreement) from third parties or providing information to or participating in any discussions, communications or negotiations with third parties regarding Acquisition Proposals.

Closing Conditions

The parties’ obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including: (a) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (which has been received through the written consent of the Significant Company Stockholder as disclosed above), (b) receipt of certain required antitrust and foreign direct investment approvals, including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder, as may be amended, relating to the consummation of the Merger, (c) the absence of any law or governmental order prohibiting the consummation of the Merger, (d) 20 calendar days having elapsed since the Company mailed to the Company Stockholders the Information Statement on Schedule 14C to be filed by the Company in connection with the Merger as contemplated by Regulation 14C of the Exchange Act (“Information Statement”), (e) the accuracy of the representations and warranties of the other party (subject to materiality qualifiers), (f) the other party’s performance in all material respects of its obligations contained in the Merger Agreement and (g) with respect to Parent and Merger Sub’s obligations only, no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the execution of the Merger Agreement.

Termination

The Merger Agreement contains certain customary termination rights for the Company and Parent, including in the event that (a) any governmental authority has issued any final non-appealable order that has the effect of prohibiting the consummation of the Merger, (b) any law has been enacted that prohibits the consummation of the Merger or (c) the Merger is not consummated by February 5, 2025.

Equity Commitment

Pursuant to an equity commitment letter (the “Equity Commitment Letter”), dated August 5, 2024, Apax XI EUR L.P., Apax XI EUR 1 L.P., APAX XI EUR SCSp, Apax XI USD L.P., Apax XI USD 2 L.P. and APAX XI USD SCSp agreed severally to provide equity financing to Parent in the aggregate amount of $600,000,000 to be used by Parent and Merger Sub to make all cash payments required in connection with the closing of the Merger (the “Closing Commitment”) or, in the event that the Merger Agreement is terminated under certain circumstances and Parent and Merger Sub are obligated to pay monetary damages to the Company in accordance with the terms of the Merger Agreement, to satisfy such damages. The funding of such Closing Commitment is subject to the satisfaction of customary closing and funding conditions. The Company is a third-party beneficiary under the Equity Commitment Letter, pursuant to the terms thereof.

Rollover Transaction

Each of the Significant Company Stockholder and certain members of Company management (each a “Rollover Stockholder”) entered into a rollover agreement with Tasmania Parent, Inc., a Delaware corporation (“TopCo”), Tasmania Holdco, Inc., a Delaware corporation, and Parent pursuant to which, among other matters, each Rollover Stockholder agreed to exchange all or a certain portion of their shares of Company Common Stock for newly issued equity interests of TopCo, which will be the indirect parent of the Surviving Corporation following the Merger, in lieu of the treatment of such shares of Company Common Stock under the Merger Agreement described above. Each Rollover Stockholder who is an employee also agreed to the reinvestment of a portion of the after-tax proceeds relating to certain Company equity awards in exchange for newly issued equity interests of TopCo and the assumption of certain Company equity awards, in each case, as further described therein.

The foregoing description of the rollover agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such rollover agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates or any party who has entered into the Equity Commitment Letter. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Information Statement, the transaction statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons in connection with the Merger, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other documents that the parties will file with the Securities and Exchange Commission (“SEC”). Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2024, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2024, a copy of which is attached hereto as Exhibit 99.1.

The information furnished in this Item 2.02 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall any such information of exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 2, 2024, the Company’s Audit Committee, pursuant to authority delegated to it by the Board, approved and committed to a further structural reorganization. Updates related to the restructuring actions, including estimates of the financial impact on the Company, are contained in the press release filed hereunder as Exhibit 99.1, and solely that portion under the heading “Update on Restructuring Actions” is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Pursuant to rules adopted by the SEC under the Exchange Act, a Schedule 14C information statement will be filed with the SEC and mailed or provided to the stockholders of the Company.

Item 7.01 Regulation FD Disclosure.

Merger Press Release

On August 5, 2024, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.2.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act.

Second Quarter 2024 Earnings Call

On August 5, 2024, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2024, a copy of which is attached hereto as Exhibit 99.1; however, the Company will not be holding the conference call that it previously announced that it would be holding at 8:00 am ET on August 6, 2024. Such conference call is being cancelled.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including statements regarding the timing and the effects of the proposed acquisition of the Company by an affiliate of the Significant Company Stockholder. In addition, other statements in this Form 8-K that are not historical facts or information may be forward-looking statements. The forward-looking statements in this Form 8-K are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that could cause such differences include, but are not limited to: (1) risks associated with the consummation of transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents; (2) the failure to consummate or delay in (or uncertainty in the timing of) consummating the Merger for any reason; (3) the risk that a condition to closing of the Merger may not be satisfied; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (5) the impact and/or outcome of any legal proceedings that may be instituted following announcement of the Merger; failure to retain key management and employees of the Company; (6) unfavorable reaction to the Merger by customers, competitors, suppliers and employees; (7) certain restrictions during the pendency of the Merger and the proposed transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (8) unexpected costs, charges or expenses resulting from the proposed transactions; (9) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations; (10) the failure to obtain the necessary financing arrangements set forth in the Equity Commitment Letter; and (11) those additional risks discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, most recent Quarterly Reports on Form 10-Q and in other reports and filings with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law.

Additional Information and Where to Find It

The Company will prepare and file an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. In addition, the Company, Parent and certain participants in the transaction will prepare and file with the SEC a transaction statement on Schedule 13E-3, which will contain important information on the Company, Parent, the transaction and related matters. This Current Report on Form 8-K is not a substitute for the information statement on Schedule 14C, the transaction statement on Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investors.thoughtworks.com/sec-filings.

Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the information statement on Schedule 14C and the transaction statement on Schedule 13E-3 , as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the Merger and the proposed transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 5, 2024, by and among Tasmania Midco, LLC, Tasmania Merger Sub, Inc. and Thoughtworks Holding, Inc.
10.1	Rollover Agreement, dated August 5, 2024, by and among Tasmania Parent, Inc., Tasmania Holdco, Inc., Tasmania Midco, LLC and Turing EquityCo II L.P.
10.2*	Form of Rollover and Reinvestment Agreement, dated August 5, 2024, by and among Tasmania Parent, Inc., Tasmania Holdco, Inc., Tasmania Midco, LLC and certain stockholders party from time to time thereto
99.1	Press Release, dated August 5, 2024, titled Thoughtworks Reports Second Quarter 2024 Financial Results
99.2	Press Release, dated August 5, 2024, titled Thoughtworks to Be Taken Private by Apax Funds for $4.40 Per Share
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules or exhibits omitted pursuant to item 601(a)(5) and/or 601(b)(2) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 5, 2024

THOUGHTWORKS HOLDING, INC.

By:	/s/ Michael Sutcliff
Michael Sutcliff
Chief Executive Officer